Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT THINKEQUITY GROWTH CONFERENCE

HOUSTON, Sept. 12, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management will present at ThinkEquity’s Eighth Annual Growth Conference in New York City. The presentation will provide an overview of Group 1’s financial results and operating strategy.

Group 1 is scheduled to present at the Le Parker Meridien hotel on Sept. 14, at 10 a.m. ET. A webcast of the presentation will be available on the Investor Relations section of Group 1’s website at www.group1auto.com or http://www.group1corp.com/news/events.aspx.

About Group 1 Automotive, Inc.
Group 1 owns and operates 105 automotive dealerships, 134 franchises, and 28 collision centers in the United States and the United Kingdom that offer 29 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at .

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com